EXHIBIT 4

                                 FORM OF NOTE

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                          PRINCIPAL AMOUNT:
REGISTERED No.: R-                 CUSIP No.:             $


                           MERRILL LYNCH & CO., INC.
                          Medium-Term Notes, Series C
                     Fixed Rate Capped Appreciation Notes
                 Linked to the Performance of an Equity Basket
                                 (the "Notes")

BASKET:
Comprised of common stock (each, a "Component Stock") of             (each, an
"Underlying Company").
The Calculation Agent shall calculate the value of the Basket by summing the products of the Closing Market Price (as defined below) of each Component Stock on the Valuation Date (as defined below) and the Multiplier specified below applicable to each Component Stock, which may be subject to adjustment as described under "Multiplier Adjustments" below.


                              Component Stock                 Multiplier
                              ----------------------------- --------------



ORIGINAL ISSUE DATE:                      STATED MATURITY:                          PAYMENT FACTOR:

VALUATION DATE:                           CAPPED VALUE:                             STARTING VALUE:


                                                   1


INTEREST RATE:                            INTEREST PAYMENT DATE:                    DENOMINATIONS:

   % per annum                                                                      Integral multiples of $
                                                                                    (each a Unit)
                                                                                    (unless otherwise specified)

CALCULATION AGENT:                        SPECIFIED CURRENCY:

Merrill Lynch, Pierce,                    United States dollar
Fenner & Smith Incorporated               (unless otherwise specified)
(unless otherwise specified)


     Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter referred to as the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, on the Stated Maturity, the Redemption Amount (as defined below) and to pay interest in arrears at the Interest Rate on the Principal Amount of this Note on each Interest Payment Date and at the Stated Maturity.

     Payment or delivery of the Redemption Amount, interest and any interest on any overdue amount thereof with respect to this Global Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Payment at Stated Maturity

     At the Stated Maturity, for each Unit of the Notes a Holder shall receive, in addition to any accrued and unpaid interest, a cash payment equal to the Redemption Amount. The "Redemption Amount" shall be determined by the Calculation Agent and shall equal:

                         Payment Factor x Ending Value

     provided, however, the Redemption Amount shall not exceed the Capped
Value.

     The "Ending Value" shall equal the value of the Basket (as defined below) on the Valuation Date.

     If the Valuation Date is not a Basket Business Day, the next Basket Business Day shall be the Valuation Date, provided that if a Basket Business Day does not occur by the third succeeding scheduled Basket Business Day, the Calculation Agent shall determine the Ending Value on that date in a manner that, in its judgment, is reasonable under the circumstances.

     A "Basket Business Day" means any day on which prices for the Component Stocks are calculated and published.

     All determinations made by the Calculation Agent, absent a determination of a manifest error, shall be conclusive for all purposes and binding on the Company and the Holders and beneficial owners of the Notes.

Interest

     The Notes shall accrue interest at the Interest Rate from and including the Original Issue Date or from the most recent Interest Payment Date for which interest has been paid or provided for, to but excluding the succeeding Interest Payment Date or the Stated Maturity. The Company shall pay this interest to the persons in whose names the Notes are registered at the close of business on the fifteenth calendar day preceding each Interest Payment Date, whether or not a Business Day. Interest on the Notes shall be computed on the basis of the actual number of days elapsed and a 360-day year. If an Interest Payment Date falls on a day that is not a Business Day, that interest payment shall be made on the next succeeding Business Day and no additional interest shall accrue as a result of the delayed payment.

     "Business Day" means any day other than a Saturday or a Sunday that is not a day on which banking institutions in The City of New York and London are authorized or obligated by law, regulation or executive order to close.

     "Closing Market Price" means:

     If a Component Stock (or any other security for which a Closing Market Price must be determined for purposes of the Notes) is listed on a national securities exchange in the United States, is a Nasdaq Global Market System ("Nasdaq GMS") security or is included in the OTC Bulletin Board Service ("OTC Bulletin Board") operated by the National Association of Securities Dealers, Inc. (the "NASD"), then the Closing Market Price for any date of determination on any Trading Day means for one Component Stock (or any other security for which a Closing Market Price must be determined for purposes of the Notes):

     o the last reported sale price, regular way, on that day on the principal United States securities exchange registered under the Exchange Act on which that security is listed or admitted to trading (without taking into account any extended or after-hours trading session);

     o if not listed or admitted to trading on any such securities exchange or if the last reported sale price is not obtainable, the last reported sale price on the over-the-counter market as reported on the Nasdaq GMS or OTC Bulletin Board on that day (without taking into account any extended or after-hours trading session); or

     o if the last reported sale price is not available for any reason, including, without limitation, the occurrence of a Market Disruption Event, as described below, the mean of the last reported bid and offer price of the principal trading session on the over-the-counter market as reported on the Nasdaq GMS or OTC Bulletin Board on that day as determined by the Calculation Agent or from as many dealers in that security, but not exceeding three, as have made the bid prices available to the Calculation Agent after 3:00 p.m., local time in the principal market, on that date (without taking into account any extended or after-hours trading session).

     If a Component Stock (or any other security for which a Closing Market Price must be determined for purposes of the Notes) is not listed on a national securities exchange in the United States, is not a Nasdaq GMS security or included in the OTC Bulletin Board, then the Closing Market Price for any date of determination on any Trading Day means for one Component Stock (or any other security for which a Closing Market Price must be determined for purposes of the Notes) the last reported sale price on that day on the securities exchange on which that security is listed or admitted to trading with the greatest volume of trading for the calendar month preceding that Trading Day as determined by the Calculation Agent; provided that if the last reported sale price is for a transaction which occurred more than four hours prior to the close of that exchange, then the Closing Market Price shall mean the average of the last available bid and offer price on that exchange.

     If a Component Stock (or any other security for which a Closing Market Price must be determined for purposes of the Notes) is not listed or admitted to trading on any of those securities exchanges or if the last reported sale price or bid and offer are not obtainable, then the

Closing Market Price shall mean the average of the last available bid and offer prices in the market of the three dealers which have the highest volume of transactions in that security in the immediately preceding calendar month as determined by the Calculation Agent based on information that is reasonably available to it.

     "Market Disruption Event" means either of the following events as determined by the Calculation Agent:

     (A) the suspension of, absence of, including the absence of an official closing price, or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where the Component Stocks trade as determined by the Calculation Agent (without taking into account any extended or after-hours trading session), of one or more of the Component Stocks;

     (B) the suspension of, absence of, including the absence of an official closing price, or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to a Component Stocks as determined by the Calculation Agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to a Component Stock; or

     (C) a determination by the Calculation Agent that the event described in clauses (A) and (B) above materially interfered with the ability of the Company, Merrill Lynch Pierce Fenner Smith Incorporated or any of their affiliates to unwind all or a material portion of the hedge with respect to the Component Stocks.

     For the purpose of determining whether a Market Disruption Event has occurred:

     (1) a limitation on the hours in a trading day and/or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

     (2) a decision to permanently discontinue trading in the relevant futures or options contracts related to the applicable Component Stock, shall not constitute a Market Disruption Event;

     (3) limitations pursuant to any rule or regulation enacted or promulgated by the New York Stock Exchange (the "NYSE") or The Nasdaq Stock Market or other regulatory organization with jurisdiction over the NYSE or The Nasdaq Stock Market on trading during significant market fluctuations shall constitute a suspension or material limitation of trading in the Component Stocks;

     (4) a suspension in trading in a futures or options contracts on the applicable Component Stock, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts or (c) a disparity in bid and ask quotes relating to those contracts shall constitute a suspension of or material limitation on trading in futures or options contracts related to that Component Stock; and

     (5) a suspension of or material limitation on trading on the relevant exchange shall not include any time when that exchange is closed for trading under ordinary circumstances.

     If the Exchange Property, as defined below under "Reorganization Events" in this pricing supplement, includes securities other than the Component Stocks, then the above definition shall be revised to include each of those securities in the same manner as the Component Stocks are considered in determining whether a Market Disruption Event exists.

     A "Trading Day" means a day on which the NYSE, the American Stock Exchange and The Nasdaq Stock Market are open for trading.

Multiplier Adjustments

     Each Multiplier is subject to adjustment by the Calculation Agent as described in this section.

     No adjustments to a Multiplier shall be required unless the Multiplier adjustment would require a change of at least 0.1% in the Multiplier then in effect. The Multiplier resulting from any of the adjustments specified below shall be rounded to the eighth decimal place with five one-billionths being rounded upward. The Calculation Agent shall not be required to make any adjustments to a Multiplier after the close of business on the fourth Business Day immediately prior to the Stated Maturity.

     No adjustments to a Multiplier shall be required other than those specified below. However, the Calculation Agent may, at its sole discretion, make additional adjustments to a Multiplier to reflect changes occurring in relation to the Component Stocks or any other security received in a reorganization event in other circumstances where the Calculation Agent determines that it is appropriate to reflect those changes to ensure an equitable result.

     The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to a Multiplier and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described below; and its determinations and calculations shall be conclusive absent a determination of a manifest error.

     No adjustments shall be made for certain other events, such as offerings of common stock by the relevant Underlying Company for cash or in connection with the occurrence of a partial tender or exchange offer for the Component Stocks by the relevant Underlying Company.

     The Company shall, within ten Business Days following the occurrence of an event that requires an adjustment to a Multiplier, or, if later, within ten Business Days following the date on which the Company becomes aware of this occurrence, provide written notice to the Trustee (as defined below), which shall provide notice to the Holders of the occurrence of this event and a statement in reasonable detail setting forth the adjusted Multiplier.

     Stock splits and reverse stock splits

     If a Component Stock is subject to a stock split or reverse stock split, then once any split has become effective, its Multiplier shall be adjusted to equal the product of its prior Multiplier and the number of shares which a holder of record of that Component Stock before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

     Stock dividends

     If a Component Stock is subject to a (i) stock dividend, i.e., issuance of additional shares of that Component Stock, that is given ratably to all holders of record of that Component Stock or (ii) distribution of shares of that Component Stock as a result of the triggering of any provision of the corporate charter of the related Underlying Company, then, once the dividend has become effective and the Component Stock is trading ex-dividend, its Multiplier shall be adjusted so that its new Multiplier shall equal its prior Multiplier plus the product of:

     o       its prior Multiplier; and

     o the number of shares of that Component Stock which a holder of one Component Stock before the date the dividend became effective and the Component Stock traded ex-dividend would have owned or been entitled to receive immediately following that date.

     Extraordinary Dividends

     There shall be no adjustments to a Multiplier to reflect any cash dividends or cash distributions paid with respect to the Component Stocks other than Extraordinary Dividends, as described below, and distributions described under the section entitled "Reorganization Events" below.

     An "Extraordinary Dividend" means, with respect to a cash dividend or other distribution with respect to a Component Stock, a dividend or other distribution which exceeds the immediately preceding non-Extraordinary Dividend on the Component Stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) by an amount equal to at least 10% of the Closing Market Price of the Component Stock on the Trading Day preceding the ex-dividend date with respect to the Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to a Component Stock, its Multiplier shall be adjusted on the ex-dividend date with respect to the Extraordinary Dividend so that the new Multiplier shall equal the product of:

     o    its prior Multiplier; and

     o a fraction, the numerator of which is the Closing Market Price per Component Stock on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Market Price per Component Stock on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount.

     The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for a Component Stock shall equal:

     o in the case of cash dividends or other distributions that constitute quarterly dividends, the amount per Component Stock of that Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for that Component Stock; or

     o in the case of cash dividends or other distributions that do not constitute quarterly dividends, the amount per Component Stock of that Extraordinary Dividend.

     To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component shall be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on a Component Stock described in clause (a), (d) or (e) of the section entitled "Reorganization Events" below that also constitutes an Extraordinary Dividend shall only cause an adjustment pursuant to clause (a), (d) or (e) under the section entitled "Reorganization Events". A distribution on a Component Stock described in the section entitled "Issuance of transferable rights or warrants" that also constitutes an Extraordinary Dividend shall only cause an adjustment pursuant to that section.

     Issuance of transferable rights or warrants

     If an Underlying Company issues transferable rights or warrants to all holders of record of its related Component Stock to subscribe for or purchase that Component Stock, including new or existing rights to purchase the Component Stock pursuant to a shareholder's rights plan or arrangement, then its Multiplier shall be adjusted on the Business Day immediately following the issuance of those transferable rights or warrants so that its new Multiplier shall equal its prior Multiplier plus the product of:

     o    its prior Multiplier; and

     o the number of shares of that Component Stocks that can be purchased with the cash value of those warrants or rights distributed on one share of that Component Stock.

     The number of shares that can be purchased shall be based on the Closing Market Price of a Component Stock on the date its new Multiplier is determined. The cash value of those warrants or rights, if the warrants or rights are traded on a national securities exchange, shall equal the closing price of that warrant or right, or, if the warrants or rights are not traded on a national securities exchange, shall be determined by the Calculation Agent and shall equal the average of the bid prices obtained from three dealers at 3 p.m. on the date the new Multiplier is determined, provided that if only two of those bid prices are available, then the cash value of those warrants or rights shall equal the average of those bids and if only one of those bids is available, then the cash value of those warrants or rights shall equal that bid.

Reorganization Events

     If prior to the Stated Maturity of the Notes:

     (a) there occurs any reclassification or change of a Component Stock, including, without limitation, as a result of the issuance of tracking stock by the related Underlying Company;

     (b) an Underlying Company, or any surviving entity or subsequent surviving entity of the Underlying Company (a "Successor Entity"), has been subject to a merger, combination or consolidation and is not the surviving entity;

     (c) any statutory exchange of securities of an Underlying Company or any Successor Entity with another corporation occurs, other than pursuant to clause (b) above;

     (d) an Underlying Company is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law;

     (e) an Underlying Company issues to all of its shareholders equity securities of an issuer other than the Underlying Company, other than in a transaction described in clauses (b), (c) or (d) above;

     (f) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of an Underlying Company; or

     (g) an Underlying Company ceases to file the financial and other information with the SEC in accordance with Section 13(a) of the Securities Exchange Act of 1934 (an event in clauses (a) through (g) a "Reorganization Event"), then the method of determining the amount payable on this Note shall be adjusted as set forth below.

"Exchange Property" shall consist of the securities, cash or any other assets distributed to holders of record of the Component Stocks in or as a result of the Reorganization Event, and where Component Stocks continue to be held by the holders receiving such distribution, the Component Stocks.

If the Exchange Property received in a Reorganization Event:

     o consists only of cash or if the Calculation Agent exercises its option to liquidate the Exchange Property following its distribution, then, (i) in the case where the Exchange Property delivered to the holders of record of the Component Stocks consists of cash only, on the third Business Day succeeding the day on which that cash is distributed to holders of record of the Component Stocks, or (ii) in the case where the Exchange Property is liquidated, on the date specified by the Company as described below, the Basket will be adjusted by the Calculation Agent to include the product of (a) the amount of cash received with respect to one Component Stock and the then current applicable Multiplier or (b) the value of the Exchange Property liquidated with respect to one Component Stock and the then current applicable Multiplier, as applicable.

          If the Calculation Agent exercises the option to liquidate the Exchange Property, the Company will give Notice to the Trustee as to the election to liquidate the Exchange Property, which notice will specify the method by which the Exchange Property will be sold; and

     o consists of more than one type of property and the Calculation Agent has not exercised its option to liquidate the Exchange Property, then the Calculation Agent shall adjust the Basket to include a pro rata share of each such type of Exchange Property based on the then current applicable Multiplier.

     In the event Exchange Property consists of securities, those securities shall, in turn, be subject to the antidilution adjustments set forth in this pricing supplement.

     In the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to that Exchange Property (in an amount determined on the basis of the rate of exchange in that tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

     The Calculation Agent shall be solely responsible for determination and calculation of the Exchange Property if a Reorganization Event occurs and the amount due upon early redemption, including the determination of the cash value of any Exchange Property, if necessary, and its determinations and calculations shall be conclusive absent a determination of a manifest error.

Alternative Dilution and Reorganization Adjustments

     The Calculation Agent may elect at its discretion to not make any of the adjustments to a Multiplier or to the method of determining the amount payable on this Note described above under "Multiplier Factor Adjustments" and "Reorganization Events", but may instead make adjustments in its discretion to a Multiplier or the method of determining the amount payable on this Note that shall reflect the adjustments to the extent practicable made by the Options Clearing Corporation on options contracts on the Component Stocks or any successor common stock. The Company shall provide notice of that election to the Trustee not more than two Business Days following the date that the Options Clearing Corporation publishes notice of its adjustments relating to the Component Stocks and shall detail in that notice the actual adjustment made to that Multiplier or to the method of determining the amount payable on this Note.

General

     All percentages resulting from any calculation on the Notes shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation shall be rounded to the nearest cent with one-half cent being rounded upward.

     This Global Note is one of a duly authorized issue of the Company's Medium-Term Notes, Series C, Due Nine Months or More from Date of Issue and designated as Fixed Rate Capped Appreciation Notes which are due at the Stated Maturity. The Notes are issued and to be issued under an indenture dated as of April 1, 1983, as amended and restated (the "Indenture"), between the Company and JPMorgan Chase Bank, N.A. (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee with respect to the Notes under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     The Notes are issuable only in registered form with coupons in the Denominations specified above. As provided in the Indenture and subject to certain limitations therein set forth, this Global Note is exchangeable for certificates representing notes of like tenor and of an equal Principal Amount as requested by the Holder surrendering the same. If (x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Global Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to this Global Note, this Global Note shall be exchangeable for certificates representing the Notes in definitive form of like tenor and of an equal Principal Amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Global Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

     In case an Event of Default with respect to this Global Note shall have occurred and be continuing, the amount payable to a Holder of this Global Note upon any acceleration permitted by the Notes, with respect to each $1,000 Principal Amount of this Global Note, shall be equal to the consideration due at the Stated Maturity with respect to such Unit, calculated as though the date of acceleration were the Stated Maturity.

     In case of default in payment of this Global Note, whether at any Interest Payment Date, the Stated Maturity or upon acceleration, from and after such date this Global Note shall bear interest, payable upon demand of the Holders thereof, at the Default Rate, to the extent that payment of interest shall be legally enforceable on the unpaid amount due and payable on such date in accordance with the terms of this Global Note to the date payment of such amount has been made or duly provided for.

The "Default Rate" shall be the then current Federal Funds Rate. "Federal Funds Rate" means:

     (1) the rate with respect to a particular interest determination date for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" and displayed on Moneyline Telerate or any successor service on page 120 or any other page as may replace page 120 on that service ("Moneyline Telerate Page 120"), or

     (2) if the rate referred to in clause (1) does not appear on Moneyline Telerate Page 120 or is not published by 3:00 P.M., New York City time, on the related calculation date, the rate with respect to a particular interest determination date for United States dollar federal funds as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)", or

     (3) if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate with respect to a particular interest determination date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include the agent or its affiliates, selected by the Calculation Agent prior to 9:00 A.M., New York City time, on the Business Day following that interest determination date, or

     (4) if the brokers selected by the Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds Rate for the Business Day preceding the particular interest determination date.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the holders of all Securities of each series, are permitted to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Global Note.

     No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay any consideration due with respect to this Global Note and any interest on any overdue amount thereof at the time, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Global Note may be registered on the Security Register of the

Company, upon surrender of this Global Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new certificates representing the Notes of authorized denominations of like tenor and for the same aggregate principal amount shall be issued to the designated transferee or transferees.

     Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Company and each Holder and beneficial owner by acceptance hereof hereby agree (in the absence of an administrative determination, judicial ruling or other authoritative guidance to the contrary) to characterize and treat this Global Note for all tax purposes as an investment unit consisting of (i) a debt instrument of the Company (the "Debt Instrument") with a fixed principal amount equal to the Principal Amount and bearing stated interest at the Interest Rate and (ii) a forward contract linked to the value of the Basket pursuant to which each Holder agrees to use the principal amount due on the Debt Instrument to make a payment to the Company in exchange for the right to receive the Redemption Amount.

     The Indenture and this Global Note shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Global Note which are defined in the Indenture but not in this Global Note shall have the meanings assigned to them in the Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

CERTIFICATE OF AUTHENTICATION                     Merrill Lynch & Co., Inc.
This is one of the Securities
of the series designated therein
referred to in the                   [Copy of Seal]
within-mentioned Indenture.

JPMorgan Chase Bank, N.A., as Trustee             By:__________________________
                                                        Assistant Treasurer



By:_____________________________                  Attest:______________________
        Authorized Officer                                     Secretary

                           ASSIGNMENT/TRANSFER FORM
                           ------------------------


     FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.) _________
_____________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)
_____________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing __________________________________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.


Date: ___________________               _____________________________________
                                        NOTICE: The signature of the
                                        registered Holder to this assignment
                                        must correspond with the name as
                                        written upon the face of the within
                                        instrument in every particular,
                                        without alteration or enlargement or
                                        any change whatsoever.